UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 6, 2023

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 8.01 below.

Item 8.01 Other Information

The Company was fully prepared and ready to complete the acquisition of JP Energy Group. Regrettably as of November 6, 2023, Section 3.01 of the acquisition agreement has not yet been satisfied, which prevented the closing from taking place as scheduled. The Company has received assurances that JP Energy Group is working to reconcile the conditions required for closing as per Section 3.01. The parties are working together towards their mutual interest of closing on the acquisition of JP Energy Group.

The information in this Current Report on Form 8-K with respect to Item 8.01 (including the press release attached hereto as Exhibit 99.1) is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information contained herein.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: November 6, 2023	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO

3